UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  March 30, 2010

Commission file number 1-06155 AMERICAN GENERAL FINANCE CORPORATION
(Exact name of registrant as specified in its charter)
Indiana	35-0416090
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 30, 2010, American General Finance Corporation (“AGFC”) effected a private securitization transaction (the “Securitization”) in which AGFC caused Sixth Street Funding LLC (“Sixth Street”), a special purpose vehicle wholly owned by AGFC, to sell pursuant to a purchase agreement (the “Purchase Agreement”) $501.3 million of mortgage-backed senior trust certificates (the “Senior Certificates”) of American General Mortgage Loan Trust 2010-1 (the “Trust”), with a 5.15% coupon, to RBS Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities, Inc. Sixth Street sold the Senior Certificates for $501.2 million, after the price discount but before expenses. The remaining subordinated trust certificates (the “Retained Certificates”) are to be retained within AGFC initially.

In connection with the Securitization, AGFC, its subsidiaries MorEquity, Inc. (“MorEquity”), American General Home Equity, Inc. (“AGHE”) and American General Financial Services of Arkansas, Inc. (“AGFS-AR”) (MorEquity, AGHE and AGFS-AR collectively, the “Sellers”), as sellers, and Sixth Street, as purchaser, executed a mortgage loan purchase agreement (the “Mortgage Purchase Agreement”), which provided for the sale by the Sellers to Sixth Street of approximately $1.003 billion in aggregate unpaid principal balances of the Sellers’ mortgage loans and associated rights (the “Loans”). Concurrently, Sixth Street, as depositor, MorEquity, as servicer, and certain other parties entered into a pooling and servicing agreement (the “Pooling Agreement”) that formed the Trust to issue approximately $716.9 million in initial principal balance of Senior Certificates and Retained Certificates to Sixth Street in exchange for the Loans. The Pooling Agreement also outlines the procedures for servicing the Loans. Under certain circumstances, the Sellers (or, if any Seller fails to perform, AGFC, as secondary repurchaser) may be required to (i) repurchase Loans that fail to meet certain criteria specified in the Mortgage Purchase Agreement, and (ii) reimburse the Trust for damages resulting from the failure to meet such criteria.

Because the transaction is an on-balance sheet securitization, AGFC will incur interest expense on the Senior Certificates, the amount of which (in addition to the certificate coupon, sales discount and transaction expenses) will depend upon the actual repayment rates and losses experienced with respect to the underlying mortgage loans. The prevailing market conditions and the servicing activities also will influence the performance of the mortgage loans, and thus the annualized interest rate and actual interest expense incurred by AGFC.

The Mortgage Purchase Agreement, the Purchase Agreement and the Pooling Agreement will be attached as Exhibits to AGFC’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN GENERAL FINANCE CORPORATION
(Registrant)
Date:	March 30, 2010	By	/s/	Donald R. Breivogel, Jr.
Donald R. Breivogel, Jr.
Senior Vice President and Chief Financial Officer